                                                                      EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

                                                                                                      WHOLLY-OWNED DIRECT OR
                                                                                                       INDIRECT SUBSIDIARIES
                                                                                   PERCENTAGE     -------------------------------
                                              JURISDICTION                          OF VOTING       OPERATING      OPERATING IN
                                                IN WHICH                           SECURITIES         IN THE          FOREIGN
                   NAME                         ORGANIZED       PARENT                OWNED       UNITED STATES      COUNTRIES
-------------------------------------------  ---------------    ---------------- ---------------  --------------  ---------------
ITT Industries, Inc. ("ITT Industries")....  Indiana            --                       --              68              67
  International Standard Electric
    Corporation ("ISEC")...................  Delaware           ITT Industries          100               1              51
    ITT Delaware Investments, Inc.
      ("Delaware").........................  Delaware           ISEC                    100              --               3
    ITT Industries Europe GmbH
      ("Europe")...........................  Germany            50% Delaware            100              --              --
                                                                50% ISEC
      ITT Automotive Czech Republic........  Czech Republic     Europe                  100              --              --
      ITT Automotive Hungary Kft...........  Hungary            Europe                  100              --              --
      ITT Composants et Instruments
        S.A. ..............................  France             Europe                  100              --               1
      ITT Flygt AB.........................  Sweden             Europe                  100              --              15
      ITT Gesellschaft fur Beteiligungen
        mbH ("ITTG").......................  Germany            Europe                 99.5              --              22
        ITT Automotive Europe GmbH ("ITT
          AUTO")...........................  Germany            ITTG                    100              --               6
          ITT Reiss International GmbH.....  Germany            ITT AUTO                100              --              --
        ITT
          Industriebeteiligungsgesellschaft
          mbH..............................  Germany            ITTG                    100              --               3
        ITT Richter Chemie-Technik Gmbh....  Germany            ITTG                    100              --               3
    ITT Industries (China) Investment
      Company, Limited.....................  China              ISEC                    100               1               1
    ITT Industries Limited ("ITTUK").......  England            ISEC                    100              --               3
      ITT Automotive (UK)..................  England            ITTUK                   100              --              --
      ITT Defence Ltd......................  England            ITTUK                   100              --              --
      ITT Datacommunications Ltd...........  England            ITTUK                   100              --              --
  ITT Automotive Enterprises, Inc..........  Delaware           ITT Industries          100               3               2
  ITT Automotive, Inc.*....................  Delaware           ITT Industries          100               2               2
  ITT Canada Limited ("Canada")............  Canada             ITT Industries          100              --               1
    ITT Industries of Canada Limited.......  Canada             Canada                  100              --              --
  ITT Defense & Electronics**..............                     ITT Industries          100              --              --
  ITT Federal Services Corporation.........  Delaware           ITT Industries          100              11               2
  ITT Schadow Inc. ........................  Minnesota          ITT Industries          100              --               1
  ITT Fluid Technology***..................                     ITT Industries          100              --              --
  ITT Fluid Technology International.......  Delaware           ITT Industries          100              --               3
  ITT Flygt Corporation....................  Delaware           ITT Industries          100              --               2
  ITT Manufacturing Enterprises, Inc.
    ("ITTME")..............................  Delaware           ITT Industries          100              --               2
      ITTG.................................  Germany            ITTME                    .5              --              --
  ITT Resource Development Corporation
    ("ITTRDC").............................  Delaware           ITT Industries          100              27              --
    Carbon Industries, Inc.................  West Virginia      ITTRDC                  100              14              --
    ITT Community Development
      Corporation..........................  Delaware           ITTRDC                  100              11              --
  Computer Equipment & Leasing
    Corporation............................  Wisconsin          ITT Industries          100              --              --
  Gilcron Corporation......................  Delaware           ITT Industries          100              --              --
  Palm Coast Utility Corporation...........  Florida            ITT Industries          100              --              --

---------------

See notes on following page.

                                                                      EXHIBIT 21
                                                                       CONTINUED
---------------

Note: The names of some consolidated wholly-owned subsidiaries of ITT Industries carrying on the same lines of business as other subsidiaries named above have been omitted, the number of such omitted subsidiaries operating in the United States and in foreign countries being shown. Also omitted from the list are the names of other subsidiaries since, if considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

  * Businesses under ITT Automotive:
    Aimco Industries Inc.
    Alfred Teves Technologies
    Allwork Manufacturing Company
    Baylock Manufacturing Company
    Hisan, Inc.
    ITT AES Enterprises, Inc.
    ITT Automotive Electrical Systems, Inc.
    ITT Hancock Industries
    ITT Higbie Manufacturing Co.
    Korea Advanced Brake System
    P.E.A. Industrial S.A. de C.V.
    Rochester Form Machine

 ** Businesses under ITT Defense & Electronics:
    Avcron Incorporated
    Cannon Electric Italiana S.P.A.
    Electrix Corporation
    Gilcron Corporation
    ITT Aerospace/Communications Division
    ITT Arctic Services, Inc.
    ITT Avionics Division
    ITT Cannon Division
    ITT Cannon International, Inc.
    ITT Cannon Mexico, Inc.
    ITT DCD Saudi Arabia, Inc.
    ITT Defense & Electronics Division
    ITT Federal Services Corporation
    ITT Gallium Arsenide Tech Center Division
    ITT Gilfillan Division
    ITT Gilfillan Inc.
    ITT Night Vision Division
    ITT Pomona Division
    ITT Semiconductors Division
    ITT Schadow Inc.
    Sealectro International, Inc.

*** Businesses under ITT Fluid Technology:
    ITT Aerospace Controls Division
    ITT Controls and Instruments Division
    ITT Fluid Technology Division
    ITT Fluid Technology International
    ITT Fluid Transfer Division
    ITT FTC Manufacturing Division
    ITT Grindex Pump Division
    Flygt Holdings Pty Limited
    ITT Flygt Corporation